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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                                  AMENDMENT #2
                              SEC FILE #: 333-120380


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             COLOSSUS VENTURES INC.
                           ---------------------------
                 (Name of small business issuer in its charter)

   NEVADA                       1000                       Applied For
-------------       ---------------------------         ----------------
(State or           (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of      Classification Code Number)        Identification No.)
incorporation or
organization)

                             Colossus Ventures Inc.
                             Ray Paquette, President

                       1066 West Hastings St., Suite 2300
                           Vancouver, British Columbia
                                 Canada V6E 3X2

                            Telephone: (604) 684-3301
                            Facsimile: (604) 408-8893
         --------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                            Val-u-corp Services, Inc.
                         1802 N Carson Street, Suite 212
                           Carson City, Nevada, 89701
                             Telephone: 775-887-8853
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415
under the Securities Act of 1933, check the following box.         | X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                    |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                              |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                              |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.                                                  |__|



                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock    $255,000         $0.10          $255,000     $32.31
-----------------------------------------------------------------------

(1) Based on the last sales price on May 27, 2004
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated November 14, 2006

                                   PROSPECTUS
                             COLOSSUS VENTURES INC.
                                2,550,000 SHARES
                                  COMMON STOCK
                                ----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: November 14, 2006

                                Table Of Contents
                                                                            PAGE

Summary ...................................................................  5
Risk Factors ..............................................................  6
  -  If we do not obtain additional financing, our business
     will fail ............................................................  6
  -  Because we have not commenced business operations, we face a high risk of business failure ......................................  7
  -  Because of the speculative nature of exploration of mining properties, there is substantial risk that our business
     will fail ............................................................  7
  -  We need to continue as a going concern if our business is to succeed.  Our independent auditor has raised doubt about our ability to continue as a going concern............................  8
  -  Because of the inherent dangers involved in mineral
     exploration, there is a risk that we may incur liability or damages as we conduct our business ...................................  8
  -  Even if we discover commercial reserves of precious metals on the Lem 2 Property, we may not be able to
     successfully obtain commercial production ............................  8
  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .....................................................  9
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ......................  9
Use of Proceeds ...........................................................  9
Determination of Offering Price ...........................................  9
Dilution ..................................................................  9
Selling Securityholders ................................................... 10
Plan of Distribution ...................................................... 13
Legal Proceedings ......................................................... 13
Directors, Executive Officers, Promoters and Control Persons............... 15
Security Ownership of Certain Beneficial Owners and Management............. 16
Description of Securities ................................................. 17
Interest of Named Experts and Counsel ..................................... 18
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ................................................ 18
Organization Within Last Five Years ....................................... 19
Description of Business ................................................... 19
Plan of Operations ........................................................ 25
Description of Property ................................................... 26
Certain Relationships and Related Transactions ............................ 26
Market for Common Equity and Related Stockholder Matters .................. 27
Executive Compensation .................................................... 28
Financial Statements ...................................................... 29
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure................................................... 41

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. An exploration stage company includes issuers engaged in the search for mineral deposits (reserves) that are not in either engaged in the preparation of an established commercially minable deposit or its extraction or engaged in the exploitation of a mineral deposit.



Pursuant to a Mineral Property Option Agreement dated May 24, 2004, and amended December 29, 2005, we have the sole and exclusive right and option to acquire a 50% undivided right, title and interest in and to the one mineral claim (the "Lem 2 Property"). In order to keep this agreement in good standing, we are obligated to incur exploration work on the property totaling at least CAD$34,000 by December 31, 2007, and to pay all property payments and assessment work required to keep the claims during the term of the agreement. The owner of the Lem 2 Property and the grantor of the option is Zeo-Tech Enviro Corp. of Vancouver, British Columbia.

To date, we have not conducted any exploration on the Lem 2 Property, our sole asset, located in British Columbia, Canada. Since our incorporation, we have not realized any revenue, have incurred losses and have not commenced operations. In addition, our auditor has expressed doubt about our ability to continue as a going concern. We will rely upon the future sale of our securities to fund operations.

Our objective is to conduct mineral exploration activities on the Lem 2 Property to assess whether it possesses economic reserves of copper, zinc, silver and gold. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.


We were incorporated on February 23, 2004 under the laws of the state of Nevada. Our principal offices are located at 1027 Davie Street, Suite 363, Vancouver, British Columbia, Canada V6E 4L2. Our telephone number is (604) 684-3301.

The Offering:

Securities Being Offered     Up to 2,550,000 shares of common stock.

Offering Price               The selling shareholders will sell our
                             shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of  the  Offering      The  selling  shareholders will determine  when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the
                             2,550,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             7,550,000  shares of our common stock
                             are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the  sale  of
                             the common stock by the selling shareholders.

Summary Financial Information


Balance Sheet                      June 30, 2006          June 30, 2005
                                     (audited)              (audited)

Cash                                  $22,412              $27,663
Total Assets                          $22,412              $27,663
Liabilities                           $30,265              $27,293
Total Stockholders' Equity (Deficit)  ($7,853)                $370

Statement of Loss and Deficit

                  From Incorporation on
             February 23, 2004 to June 30,2006

Revenue                           $     0
Net Loss and Deficit             ($70,853)


                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.


Our current operating funds are less than necessary to complete all intended exploration of the Lem 2 Property, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Lem 2 Property, including $34,000 (Canadian dollars) that we are obligated to spend in order to exercise the option respecting the mineral claim and acquire a 50% interest in it.

While we have sufficient funds to conduct initial exploration on the mineral claim, we will require additional financing in order to determine whether the mineral claim contains economic mineralization and to cover our anticipated administrative costs. We will also require additional financing if the costs of the exploration of the Lem 2 Property are greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for copper, zinc, silver and gold investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Lem 2 Property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet   commenced   exploration   on the Lem 2 Property.  Accordingly,

we have no way to evaluate the likelihood that our business will be successful. We were incorporated on February 23, 2004 and to date have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Lem 2

Property and the production of minerals from the claims, we will not be able to earn profits or continue operations.


There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Lem 2 Property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO  CONTINUE  AS A GOING  CONCERN IF OUR  BUSINESS  IS TO  SUCCEED.  OUR
INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The independent auditor's report to our audited financial statements for the year ended June 30, 2006 indicates that since we are in the early exploration stage and have incurred losses since our inception, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends upon our facility to generate profitable operations and obtain adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER  COMMERCIAL  RESERVES   OF   PRECIOUS  METALS ON   THE LEM 2
PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Lem 2 Property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing copper, zinc, silver and gold of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

WEATHER INTERUPTIONS IN THE PROVINCE OF BRITISH COLUMBIA MAY AFFECT AND DELAY OUR PROPOSED EXPLORATION ACTIVITIES.

The  Lem  2  Property  is  generally  not   accessible   from,   and  including,
approximately November to, and including, February of each year because of weather related issues.

WE ONLY HAVE AN OPTION TO PURCHASE A 50% INTEREST IN THE LEM 2 PROPERTY

We only have an option to purchase a 50% interest in the Lem 2 Property, and therefore do not have the control, and resulting security of operations, over the property that a controlling interest would enjoy.

BECAUSE OUR PRESIDENT AND SECRETARY has OTHER BUSINESS INTERESTS, he MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Ray Paquette spends approximately 25% of his business time providing his services to us. While Mr. Paquette presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Paquette from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.


BECAUSE OUR PRESIDENT AND SECRETARY HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Ray Paquette spends approximately 25% of his business time providing his services to us. Our secretary, Mr. Edward Skoda spends about 5% of his business time providing his services to us. While Mr. Paquette and Mr. Skoda presently possess adequate time to attend to our interests, it is possible that the demands on Mr. Paquette and Mr. Skoda from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                             Selling Securityholders

The selling securityholders named in this prospectus are offering all of the 2,550,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 2,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 19, 2004; and

2. 50,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 27, 2004.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                                       Total Number
                                       Of Shares To   Total Shares  Percent
                                       Be Offered For Owned Upon    Owned Upon
Name Of                Shares Owned    Selling        Completion    Completion
Selling                Prior To This   Shareholders   Of This       Of This
Stockholder            Offering        Account        Offering      Offering
--------------------------------------------------------------------------

Terry Jordan
825 Grove Avenue
Burnaby, BC             100,000        100,000           Nil        Nil

Michael Trivisano
629 Slocan Street
Vancouver, BC           100,000        100,000           Nil        Nil

George Topouzis
645 West Victoria Park
Suite 58
North Vancouver, BC     100,000        100,000           Nil        Nil

Bing Kee Yik
3830 Sunset Street
Burnaby, BC             100,000        100,000           Nil        Nil

Peter Pingitore
1753 East 2nd Avenue
Vancouver, BC           100,000        100,000           Nil        Nil

                                       Total Number
                                       Of Shares To   Total Shares  Percent
                                       Be Offered For Owned Upon    Owned Upon
Name Of                Shares Owned    Selling        Completion    Completion
Selling                Prior To This   Shareholders   Of This       Of This
Stockholder            Offering        Account        Offering      Offering
--------------------------------------------------------------------------

Maria Tsagkaris
4252 Castlewood Crescent
Burnaby, BC             100,000        100,000           Nil        Nil

Spiros Camouzis
2012 Fullerton Avenue
Suite 204
North Vancouver, BC     100,000        100,000           Nil        Nil

Lorena Zanotto
6404 Malvern Avenue
Burnaby, BC             100,000        100,000           Nil        Nil

Ken Yada
594 West 26th Avenue
Vancouver, BC           100,000        100,000           Nil        Nil

Panteus Tiliakos
4252 Castlewood Cres
Bsmt Ste
Burnaby, BC             100,000        100,000           Nil        Nil

Michael Sweeney
655 West 7th Avenue
Suite 204
Vancouver, BC           100,000        100,000        Nil        Nil

Joe Di Palma
2690 East 6th Avenue
Vancouver, BC           100,000        100,000        Nil        Nil

Kaliope Machado
811 Holdom Avenue
Burnaby, BC             100,000        100,000        Nil        Nil

Edward Ponack
2415 Pandora Street
Vancouver, BC           100,000        100,000        Nil        Nil

Valerie LaFrance
126 East 12th Street
North Vancouver, BC     100,000        100,000        Nil        Nil

Leo Redavid
1844 Barclay Street
Vancouver, BC           100,000        100,000        Nil        Nil

                                       Total Number
                                       Of Shares To   Total Shares  Percent
                                       Be Offered For Owned Upon    Owned Upon
Name Of                Shares Owned    Selling        Completion    Completion
Selling                Prior To This   Shareholders   Of This       Of This
Stockholder            Offering        Account        Offering      Offering
--------------------------------------------------------------------------

Sonia I. Birkland
2069 Westview Drive
North Vancouver, BC     100,000        100,000        Nil        Nil

Peter Paraskevopoulos
235 East 16th Street
Suite 303
North Vancouver, BC     100,000        100,000        Nil        Nil

Rena Cloe Nikolaides
3173 West Broadway
Suite 1
Vancouver, BC           100,000        100,000        Nil        Nil

Susan Blangy
4506 Inman Avenue
Burnaby, BC             100,000        100,000        Nil        Nil

George Katsikeros
3760 Albet Street
Suite 1005
Vancouver, BC           100,000        100,000        Nil        Nil

Armando Andreoli
6326 Burns Street
Burnaby, BC             100,000        100,000        Nil        Nil

Izene Sgouraditis
1710 Como Lake Avenue
Coquitlam, BC           100,000        100,000        Nil        Nil

Greg Vassallo
14861 Southmere Court
Surrey, BC              100,000        100,000        Nil        Nil

Avi Houta
275 West 17th Avenue
Vancouver, BC           100,000        100,000        Nil        Nil

Bonita G. Palmer
2130 East 3rd Avenue
Vancouver, BC            10,000         10,000        Nil        Nil

Erol Irfan
47305 East Yale Road
Chilliwack, BC           10,000         10,000        Nil        Nil

                                       Total Number
                                       Of Shares To   Total Shares  Percent
                                       Be Offered For Owned Upon    Owned Upon
Name Of                Shares Owned    Selling        Completion    Completion
Selling                Prior To This   Shareholders   Of This       Of This
Stockholder            Offering        Account        Offering      Offering
--------------------------------------------------------------------------
Anthony Ricci
3745 Oxford Street
Burnaby, BC              10,000         10,000        Nil        Nil

Debbie Harvey
1277 Vista Fjord Road
Gibson, BC               10,000         10,000        Nil        Nil

Elizbeth Tsagaris
4345 Halley Avenue
Burnaby, BC              10,000         10,000        Nil        Nil


The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders purchases additional shares of common stock and assumes that all shares offered are sold. The percentages are based on 7,550,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

                              Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $14,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  *  contains a toll-free telephone number for inquiries on disciplinary actions
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * details of the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age

Ray Paquette                     56

Executive Officers:

Name of Officer                  Age            Office
---------------------           -----           -------
Ray Paquette                     56             President,Chief
                                                Executive Officer, Secretary,
                                                and Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Ray Paquette has acted as our president, chief executive officer and as a director since our incorporation on February 23, 2004, and as our Secretary and Treasurer since May 10, 2006. He is an independent businessman with over 30 years of business management experience. In February 1999, Mr. Paquette was elected President of Zeo-Tech Enviro Corp. Since 1999, Zeo-Tech Enviro Corp. has expanded from a gold resource company to now include the mining and processing of industrial materials and in particular zeolite. Mr. Paquette also currently serves as a director of International Ranger Corp, having being appointed to this position on June 15, 2005. Mr. Paquette also acted as chief financial officer, secretary, treasurer and a director of The Bralorne Mining Company from December 2003 to June 2004, and as Secretary-Treasurer of Peppermill Capital Corp (now known as Varner Technologies, Inc) from April 1998, to November 1999.

Mr. Paquette has acted as a promoter, director or officer of four reporting companies originally organized as mining entities: Zeo-Tech Enviro Corp., The Bralorne Mining Company, Peppermill Capital Corp. (now known as Varner Technologies, Inc.)and International Ranger Corp.

Zeo-Tech Enviro Corp. is principally involved in the exploration of zeolite properties. Zeolite is a natural, non-toxic inorganic mineral with unique compositional properties that make it highly useful in certain industrial applications. Zeolites are found in lake bed sediments that were deposited during intense volcanic activity which transformed clay materials into rock with highly organized internal "honeycomb" structures.


This structure allows some molecules to enter and become trapped while others are excluded. Some zeolites are able to absorb up to 100% of their own weight in water and other liquids.


Zeolites are used in many industrial applications because of these properties.

o        Lightweight concrete component
o        Aquaculture & pond filtration
o        Effluent treatment
o        Water and air filtration
o        Lightweight aggregate building material
o        Turf and soil enhancement

The company's principal property, known as the Zeotech group of claims, has measured resources of 350,218 tonnes, indicated resources of 214,310 tonnes and inferred resources of 297,000 tonnes of zeolite. Zeo-Tech Enviro Corp. has not earned revenue from mining operations, but has conducted research into the feasibility of operations on its Zeotech claims. The company has not combined with another business and is not actively negotiating a business combination. Zeo-Tech Enviro Corp. was originally listed for trading on the Alberta Stock Exchange on January 21, 1998.

The Bralorne Mining Company is involved in the exploration of the Golden claim located in the Bralorne area of British Columbia. The company has not earned revenue from mining operations and has not conducted research into the feasibility of operations on its property. The company has not combined with another business and is not actively negotiating a business combination. The Bralorne Mining Company was quoted for trading on the OTC Bulletin Board on November 9, 2005.

Peppermill Capital Corp. merged with Varner Technologies, Inc., an Internet service provider, on August 22, 2001. Varner Technologies, Inc. is currently trading on the Pink Sheets. Prior to the date of the merger, the company did not earn revenue from mining operations and did not conduct operations beyond initial research into the feasibility of operations. Peppermill Capital Corp. abandoned its business plan to develop its mineral property interest in the Star claims due to a recession in the metals markets. The company was unable to raise the capital it required in order to proceed with exploration. Peppermill Capital Corp. originally commenced trading on the OTC Bulletin Board on November 25, 1999.

International Ranger Corp. is an active Canadian uranium exploration company, with two uranium projects, currently trading on the Pink Sheets.

Mr. Paquette intends to devote 25% of his business time, or approximately 12 hours per week to our affairs.

Mr. Paquette does not have any professional training or technical credentials in the exploration, development and operation of mines.

Conflict of Interest

Our directors may become involved in non-company business ventures that involve mineral properties and exploration. Possible conflicts may arise in the future if we seek to acquire interests in additional mineral properties.

Our bylaws provide that each officer who holds another office or possesses property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as our officer shall, in writing, disclose to the president the fact and the nature, character and extent of the conflict and abstain from voting with respect to any resolution in which the officer has a personal interest. For example, if we propose to enter into a transaction in which our president, Ray Paquette, has a direct interest, he must disclose this interest to our other directors, at the board meeting to consider the transaction. Mr. Paquette must then abstain from voting on the resolution to approve the transaction. Accordingly, in order for us to approve the transaction, and to proceed with it, a majority of other directors who are at arms length to the transaction would have to vote in its favor.


Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Ray Paquette                      2,500,000      33.11%
Stock          President, Chief
               Executive Officer,
               Secretary, Treasurer
               and a Director
               1500 Howe Street Suite 2001
               Vancouver, B.C., Canada

Common         Edward Skoda                      2,500,000      33.11%
Stock          APDO Postal No 376
               Chapara, Jalisco, Mexico

Common         All officers and directors        2,500,000      33.11%
Stock          as a group that consists of
               one person

The percent of class is based on 7,550,000 shares of common stock issued and outstanding as of the date of this prospectus.

There are no arrangements that may result in a change in control of the company.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of August 11, 2005, there were 7,550,000 shares of our common stock issued and outstanding held by 32 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Manning Elliott LLP, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

            Disclosure Of Commission Position Of Indemnification For
                           Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                   Organization Within Last Five Years

We were incorporated on February 23, 2004 under the laws of the state of Nevada. On that date, Ray Paquette and Edward Skoda were appointed as our directors. As well, Mr. Paquette was appointed as our president and chief executive officer, while Mr. Skoda was appointed as our secretary and treasurer. Mr. Skoda resigned as a director and as our secretary and treasurer on May 10, 2006, and on that date Mr. Paquette was appointed as our secretary and treasurer to fill those vacancies.

                             Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. An exploration stage company includes issuers engaged in the search for mineral deposits (reserves) that are not in either engaged in the preparation of an established commercially mineable deposit or its extraction or engaged in the exploitation of a mineral deposit.

Since our incorporation, we have not realized any revenue, have incurred losses and have not commenced operations. In addition, our auditor has expressed doubt
about our ability to continue as a going concern. We will rely upon the   future
sale of our securities to fund operations.

We have the sole and exclusive right and option to acquire a 50% undivided right, title and interest in and to one mineral claim known as the Lem 2 Property. There is no assurance that a commercially viable mineral deposit exists on the mineral claim. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Our plan of operation is to conduct exploration work on the Lem 2 Property in order to ascertain whether it possesses economic quantities of copper, zinc, silver and gold. There can be no assurance that economic mineral deposits or reserves exist on the Lem 2 Property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the mineral claim is economically feasible.

Mineral property exploration is typically conducted  in phases.  Each subsequent
phase of exploration work is recommended by a geologist   based   on the results
from the most recent phase of exploration.

We have not yet commenced the initial phase of exploration on the Lem 2 Property. Once we complete each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Even if we complete our proposed exploration programs on the Lem 2 Property and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.


Description, Location and Access

The Lem 2 Property is located approximately 15 miles north-northwest of Little Fort, British Columbia and 11 miles west of Clearwater, British Columbia at an approximate latitude and longitude of 51(degree) 37' North and 120(degree) 15' West. The claims may be accessed by proceeding west from Little Fort on highway 24 for two miles, traveling along the Lemieux Creek logging road for eight miles and, after passing Fourteen Mile Creek and Tinthohtan Lake, finally arriving at Taweel Lake/Nehalliston Fishing Camp situated within the claim area. The trip in total is about 19 miles long and takes about 1.5 hours to complete due to the road's rough condition. The southeast side of the lake is mostly accessed by foot.

The  Lem  2  Property  is  generally  not   accessible   from,   and  including,
approximately November to, and including, February of each year because of weather related issues.

Currently there is no source of electric power to the property, and all electrical power that is needed will have to be provided with the use of diesel generators.

Lem 2 Mineral Property Option Agreement

On May 24, 2004, we entered into an agreement, subsequently amended on December 29, 2005 and June 19,2006, with Zeo-Tech Enviro Corp. of Vancouver, British Columbia, whereby it granted us the sole and exclusive right and option to acquire a 50% undivided right, title and interest in and to the Lem 2 Property subject to certain obligations. These obligations are as follows:

o to incur, or cause to be incurred, exploration and development work on the mineral claim totaling at least CAD$34,000 by December 31, 2007, and

o to pay, or cause to be paid, to Zeo-Tech Enviro Corp., all property payments (the CAD$34,000 in expenditures to be made by December 31, 2007) and assessment work required to keep the claim in good standing during the term of the agreement. The assessment work refers to the requirement to pay the yearly sum of CAD$200 per unit that the claim is comprised of, plus the yearly sum of CAD$500 for a free miners license. The Lem 2 Property is comprised of six units, therefore the total dollar amount of the assessment work required to be paid in respect of the Lem 2 mineral claims is CAD$1,700.

[See PDF claim map with this file]

If we comply with these obligations, we will thereby acquire a 50% interest in the Lem 2 Property.

Zeo-Tech Enviro Corp. acquired the Lem 2 Property in October 1995 for CAD$10,000 cash and 130,000 common shares in its capital at a deemed price of $0.18 each, from our director Ray Paquette.

Title to the Lem 2 Property

Zeo-Tech Enviro Corp. is the registered owner of the Lem 2 Property, which consists of one mineral claim comprising 150 hectares. A "mineral claim" refers to a specific section of land over which a title holder owns rights to exploration to ground. There are no other underlying agreements or interests in the property.

Specifics of the Lem 2 mineral claim are as follows:

Claim Name     Record Number     Tag Number    Date of       Expiry
                                              Recording       Date

  Lem #2          334438           213582    Mar 25, 2002  Mar 25, 2007

In order to keep the Lem 2 Property in good standing, we must pay at least CAD$1,700, in respect of the two units that the claim is comprised of, prior to March 25, 2007. The expiry date is thereby extended for an additional year.

Ray Paquette is also a director of Zeo-Tech Enviro Corp.


Rock Formation and Mineralization

Much of the surface of the Lem 2 Property is covered by a layer of glacial till, probably less than 1.5 meters thick, that was laid down by a southerly moving ice sheet. The till layer is thickest at lower elevations, while in the upland sections it is thin or absent.

In the western third of the mineral claim, the principal rock types are volcanic flows, sediments and porphyries. Volcanic flows are bodies of molten rock from the below the earth that reach the surface. Sediments are accumulations of solid rock particles that are deposited by air, wind or ice. Porphyries are masses of volcanic rock containing large crystals, often associated with gold and copper.

In the eastern two-thirds of the mineral claim, the predominant rock type type is flysch sediments, which are sediments formed from sandstone.


Exploration History

Past  exploration   activity   on   the Lem 2 Property is poorly  documented.  A
previous claim owner during the 1980's, Mr. Sim Justras, had a portion of the claim area gridded, soil sampled and surveyed by ground magnetics.

Grid emplacement involves dividing a portion of the property being explored into small sections. Exploration data relating is then plotted according to section in order to determine the best property locations to conduct subsequent exploration work.

Soil sampling involves gathering soil or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metals such as copper and nickel. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content.

Ground magnetic surveys involve searching for changes in the magnetic field over property areas. Magnetic anomalies may be a result of accumulations of certain magnetic rocks such as phrrhotite, hematite and magnetite. These rock types are often found alongside base metals such as copper, zinc and nickel, or precious metals such as gold and silver.

Some drilling was also conducted on the mineral claim during 1988, but the results of this work is undocumented. Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

The Lem 2  Property  is  currently  free of  mineral  workings  as  there  is no
exploration   currently  being  conducted.   There  is  no  equipment  or  other
infrastructure facilities on the mineral claim.

The Lem 2 Property is without known reserves. Our proposed program is exploratory in nature.


Geological Assessment Report: Lem 2 Property

Zeo-Tech Enviro Corp., the owner of the Lem 2 Property, has provided us with a geological assessment report on the Lem 2 Property that was prepared by Mr. John Jenks, a professional geologist of Salmon Arm, British Columbia. The report makes recommendations for further exploration work on the property.

There is no relationship between Mr. Jenks and   either Zeo-Tech Enviro Corp. or
us.

Conclusions


In his report, Mr. Jenks concludes that there are several areas of the mineral claim that have the potential to host economic levels of copper, zinc, silver and gold. However, he believes that the while preliminary results are encouraging, additional work should be conducted to confirm results to date.

He recommends an initial exploration program that would involve the following:

o extend the survey of the mineral claim to the south and east of prior Exploration;

o undertake prospecting in the vicinity of one of the anomalies of the mineral claim that he has called the B-B1 anomaly;

o increase sample density (ie. take a greater number of samples from each area being explored) within anomalous areas in an effort to quantify anomaly strength and better define target locations; and

o conduct an electromagnetic survey on the mineral claim. Electromagnetic surveys involve measuring whether or not rocks on the surface and subsurface of the property conduct electricity. Copper and gold are excellent conductors of electricity. Areas of high conductivity are targets for follow-up exploration.

We estimate that the sampling and prospecting portions of the exploration program will cost approximately CAD$5,000 and that the surveys will also cost approximately CAD$5,000. All exploration will be funded from cash on hand.

This initial program is estimated to cost approximately CAD$10,000. We anticipate commencing this exploration in the spring of 2007. The program will take one to two months to complete. Further exploration plans will be determined following the complete of the work and the analysis of the results by an independent geologist that we retain to conduct the program, in conjunction with our directors. To date, we have not retained a geologist to oversee the programs.


Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Northwest Territories specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

         -        Water discharge will have to meet water standards;

         - Dust generation will have to be minimal or otherwise re-mediated;

         - Dumping of material on the surface will have to be re-contoured and re-vegetated;

         - An assessment of all material to be left on the surface will need to be environmentally benign;

         - Ground water will have to be monitored for any potential contaminants;

         - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

         - There will have to be an impact report of the work on the local fauna and flora.

Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for

         *        locating claims
         *        posting claims
         *        working claims
         *        reporting work performed

We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Enviromental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

1.       Health and Safety
2.       Archaeological Sites
3.       Exploration Access

We  are  responsible  to  provide  a  safe  working  environment,   not  disrupt
archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

WE will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined at this time.

We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only "cost and effect" of compliance with environmental regulations in British Columbia is returning the surface to its previous condition upon abandonment of the property. We cannot speculate on those costs in light of our ongoing plans for exploration

Competition

While the mineral property exploration  business   is   competitive, we   do not
anticipate having any difficulties    retaining   qualified personnel to conduct
exploration on the Lem 2 Property.

Despite competition amongst mineral producers, there is a strong market for any copper, zinc, silver and gold that is removed from the Lem 2 Property. While it is unlikely that we will discover a mineral deposit on the property, if we do, the value of the property will be influenced by the market price for metals. This price, to some degree, is influenced by the amount of metals sold by advanced production companies.

There are a large number of mineral exploration companies such as us that look to acquire interests in properties and conduct exploration on them. Given the large number of unexplored or under explored mineral properties that are currently available for acquisition, we do not expect competition to have a material impact on our business operations.

In the mineral exploration sector, our competitive position is insignificant. There are numerous mineral exploration companies with substantially more capital and resources that are able to secure ownership of mineral properties with a greater potential to host economic mineralization. We are not able to complete with such companies. Instead, we will attempt to acquire properties without proven mineral deposits that may have the potential to contain mineral deposits.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.W. Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                               Plan Of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended exploration program on the Lem 2 Property. We anticipate that the program will cost approximately CAD$10,000 and take about one month to two months to complete. We anticipate commencing this exploration in the spring of 2007. We have not retained a geologist to conduct this work program. We will fund the exploration program from our cash on hand.

The program will consist of the following:

o extending the survey of the mineral claim to the south and east of prior exploration;

o undertaking prospecting in the vicinity of one of the anomalies of the mineral claim that he has called the B-B1 anomaly;

o increasing sample density (ie. take a greater number of samples from each area being explored) within anomalous areas in an effort to quantify anomaly strength and better define target locations; and

o conducting an electromagnetic survey on the mineral claim. Electromagnetic surveys involve measuring whether or not rocks on the surface and subsurface of the property conduct electricity. Copper and gold are excellent conductors of electricity. Areas of high conductivity are targets for follow-up exploration.

In the next 12 months, we also anticipate spending an additional $10,000 on professional fees and administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $20,000. We have the cash on hand necessary to pay for these expenses.

As November 14, 2006, we had cash on hand of $27,656. This will satisfy our capital requirements for approximately 13 months.

We will require additional funding in order to proceed with additional recommended exploration work on the mineral claim. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing. There are no known trends, demands, commitments, events or uncertainties that we anticipate will have an impact on our liquidity and capital resources.

Results Of Operations For The Period From Inception Through June 30, 2006

We have not earned any revenues from our incorporation on February 23, 2004 to June 30, 2006. We do not anticipate earning revenues unless we enter into commercial production on the Lem 2 Property, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the mineral claim, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $70,853 for the period from our inception on February 23, 2004 to June 30, 2006. These operating expenses were comprised of $37,398 in professional fees, $21,000 in management services donated by our president, Ray Paquette, $7,000 in rent costs donated by Mr. Paquette, $3,060 in mineral property costs and $2,395 in general and administrative fees.


We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                             Description Of Property

We have the sole and exclusive right and option to acquire a 50% undivided right, title and interest in and to one mineral claim comprising the Lem 2 Property. We do not own or lease any property other than the Lem 2 Property. Mr. Paquette provides office space to us at 1066 West Hastings Street, Suite 2300, Vancouver, British Columbia free of charge.

                 Certain Relationships And Related Transactions

Zeo-Tech Enviro Corp. granted an option to us relating to the Lem 2 Property. Our director and promoter, Ray Paquette is also a director of this company. The determination of the consideration paid for the Lem 2 Property was determined by negotiation between Mr. Paquette on our behalf and by the independent directors of Zeo-Tech Enviro Corp.

Our president, Mr. Ray Paquette, provides management services and office premises to us. The services are valued at $750 per month and the office premises are valued at $250 per month. During the period from our incorporation on February 23, 2005 to June 30, 2006 donated services of $21,000 and donated rent expense of $7,000 were charged to operations.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Our promoters, Ray Paquette and Edward Skoda;
  *  Any member of the immediate family of any of the foregoing persons.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  32  registered
shareholders.

Rule 144 Shares

A total of 2,500,000 shares of our common stock are available for resale to the public after April 12, 2005 and an additional 2,500,000 share are available for resale after May 4, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 75,500 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.


Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal year ended June 30, 2006 and 2005 and the subsequent period to the date of this prospectus.

                               Annual Compensation

                                      Other Restricted Options/ LTIP Other
                                              Stock    * SARs      payouts Comp
Name    Title    Year  Salary  Bonus  Comp.   Awarded    (#)           ($)
--------------------------------------------------------------------------------
Ray      Pres.   2006   $0       0      0       0        0          0
Paquette CEO     2005   $0       0      0       0        0          0
         & Dir.

Edward   Sec.    2006   $0       0      0       0        0          0
Skoda    &       2005   $0       0      0       0        0          0
         Treas.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr.Paquette. We do not pay him any amount for acting as a director.


Financial Statements

Index to Financial Statements:

1. Report of Registered Independent Public Accounting Firm;

2. Audited financial statements for the period ending June 30, 2006 and 2005, including:


  a. Balance Sheets;

  b. Statements of Operations;

  c. Statements of Cash Flows;

  d. Statements of Stockholders' Equity; and

  e. Notes to the Financial Statements

Colossus Ventures Inc.
(An Exploration Stage Company)

June 30, 2006

                                                                          Index


Report of Independent Registered Public Accounting Firm.....................F-1

Balance Sheets..............................................................F-2

Statements of Operations....................................................F-3

Statements of Cash Flows....................................................F-4

Statement of Stockholders' Equity (Deficit).................................F-5

Notes to the Financial Statements...........................................F-6

================================================================================
MANNINNG  ELLIOTT                           11th floor, 1050 West Pender Street,
                                            Vancouver, BC,Canada V6E 3S7

CHARTERED ACCOUNTANTS                       Phone: 604.714.3600 Fax:604.714.3669
                                            Web: manningelliott.com


             Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Colossus Ventures Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheets of Colossus Ventures Inc. (An Exploration Stage Company) as of June 30, 2006 and 2005 and the related statements of operations, cash flows and stockholders' equity (deficit) for the years then ended and accumulated from February 23, 2004 (Date of Inception) to June 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Colossus Ventures Inc. (An Exploration Stage Company), as of June 30, 2006 and 2005, and the results of its operations and its cash flows for the years then ended and accumulated from February 23, 2004 (Date of Inception) to June 30, 2006, in conformity with generally accepted accounting principles used in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the early exploration stage, has a working capital deficiency and has losses from operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

October 24, 2006

Colossus Ventures Inc.
(An Exploration Stage Company)
Balance Sheets
(Expressed in US Dollars)

                                                                                                  June 30,
                                                                                          2006                 2005
                                                                                            $                   $

ASSETS
Current Assets

   Cash                                                                                   22,412               27,663
-------------------------------------------------------------------------------------------------------------------------

Total Assets                                                                              22,412               27,663
-------------------------------------------------------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities

   Accounts payable                                                                        5,265                2,293
   Accrued liabilities                                                                    25,000               25,000
-------------------------------------------------------------------------------------------------------------------------

Total Liabilities                                                                         30,265               27,293
-------------------------------------------------------------------------------------------------------------------------

Commitments and Contingencies (Notes 1 and 3)

Stockholders' Equity (Deficit)

Common Stock
   75,000,000 shares authorized, $0.001 par value,
   7,550,000 shares issued and outstanding                                                 7,550                7,550

Additional Paid-in Capital                                                                27,450               27,450

Donated Capital (Note 5(b))                                                               28,000               16,000

Deficit Accumulated During the Exploration Stage                                         (70,853)             (50,630)
-------------------------------------------------------------------------------------------------------------------------

Total Stockholders' Equity (Deficit)                                                      (7,853)                 370
-------------------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity (Deficit)                                      22,412               27,663
-------------------------------------------------------------------------------------------------------------------------







    The accompanying notes are an integral part of these financial statements

Colossus Ventures Inc.
(An Exploration Stage Company)
Statements of Operations
(Expressed in US Dollars)

                                                                                                   Accumulated From
                                                                   Year            Year           February 23, 2004
                                                                  Ended            Ended        (Date of Inception) to
                                                                 June 30,        June 30,              June 30,
                                                                   2006            2005                  2006
                                                                    $                $                    $
Revenue                                                                   -               -                  -
-------------------------------------------------------------------------------------------------------------------------

Expenses

   Donated rent (Note 5(b))                                           3,000           3,000              7,000
   Donated services (Note 5(b))                                       9,000           9,000             21,000
   General and administrative                                         1,553             730              2,395
   Mineral exploration costs (Note 5(a))                              1,600           1,460              3,060
   Professional fees                                                  5,070           3,428             37,398
-------------------------------------------------------------------------------------------------------------------------

Total Expenses                                                       20,223          17,618             70,853
-------------------------------------------------------------------------------------------------------------------------

Net Loss for the Period                                             (20,223)        (17,618)           (70,853)
-------------------------------------------------------------------------------------------------------------------------

Net Loss Per Share - Basic and Diluted                                    -               -
-----------------------------------------------------------------------------------------------

Weighted Average Number of Shares Outstanding                     7,550,000       7,550,000
-----------------------------------------------------------------------------------------------






    The accompanying notes are an integral part of these financial statements

Colossus Ventures Inc.
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in US Dollars)

                                                                                                     Accumulated From
                                                                Year               Year             February 23, 2004
                                                               Ended               Ended           (Date of Inception)
                                                              June 30,           June 30,              to June 30,
                                                                2006               2005                    2006
                                                                 $                   $                      $
Operating Activities
   Net loss for the period                                       (20,223)           (17,618)              (70,853)
   Adjustment to reconcile net loss to cash used in
        operating activities
     Donated services and rent                                    12,000             12,000                28,000
   Changes in operating assets and liabilities
     Accounts payable                                              2,972              1,928                 5,265
     Accrued liabilities                                               -             (3,535)               25,000
--------------------------------------------------------------------------------------------------------------------------

Net Cash Used in Operating Activities                             (5,251)            (7,225)              (12,588)
--------------------------------------------------------------------------------------------------------------------------
Financing Activities
   Proceeds from issuance of common stock                              -                  -                35,000
--------------------------------------------------------------------------------------------------------------------------
Net Cash from Financing Activities                                     -                  -                35,000
--------------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Cash                                       (5,251)            (7,225)               22,412
Cash - Beginning of Period                                        27,663             34,888                     -
--------------------------------------------------------------------------------------------------------------------------

Cash - End of Period                                              22,412             27,663                22,412
--------------------------------------------------------------------------------------------------------------------------

Supplemental Disclosures

   Interest paid                                                       -                  -                     -
   Income taxes paid                                                   -                  -                     -
--------------------------------------------------------------------------------------------------------------------------




    The accompanying notes are an integral part of these financial statements

Colossus Ventures Inc.
(An Exploration Stage Company)
Statements of Stockholders' Equity (Deficit)
From February 23, 2004 (Date of Inception) to June 30, 2006
(Expressed in US Dollars)

                                                                                                     Deficit
                                                                                                   Accumulated
                                                                     Additional                    During the
                                              Common Shares           Paid-in        Donated       Exploration
                                            Number       Amount       Capital        Capital          Stage          Total
                                                            $            $              $               $              $
Balance, February 23, 2004 (Date of                -            -            -              -             -                -
  Inception)

Common stock issued for cash:

April 12, 2004 at $0.001 per share         2,500,000        2,500            -              -             -            2,500

May 4, 2004 at $0.001 per share            2,500,000        2,500            -              -             -            2,500

May 19, 2004 at $0.01 per share            2,500,000        2,500       22,500              -             -           25,000

May 27, 2004 at $0.10 per share               50,000           50        4,950              -             -            5,000

Donated services and rent                          -            -            -          4,000             -            4,000

Net loss for the period                            -            -            -              -       (33,012)         (33,012)
------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 2004                     7,550,000        7,550       27,450          4,000       (33,012)           5,988

Donated services and rent                          -            -            -         12,000             -           12,000

Net loss for the year                              -            -            -              -       (17,618)         (17,618)
------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 2005                     7,550,000        7,550       27,450         16,000       (50,630)             370

Donated services and rent                          -            -            -         12,000             -           12,000

Net loss for the year                              -            -            -              -       (20,223)         (20,223)
------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 2006                     7,550,000        7,550       27,450         28,000       (70,853)          (7,853)
------------------------------------------------------------------------------------------------------------------------------




    The accompanying notes are an integral part of these financial statements

Colossus Ventures Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
Years Ended June 30, 2006 and 2005
(Expressed in US Dollars)

Note 1        Nature and Continuance of Operations
              ------------------------------------
              The Company was incorporated in the State of Nevada on February 23, 2004. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company has acquired a mineral property located in the province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on a going concern basis. As at June 30, 2006, the Company has a working capital deficiency of $7,853. The Company has incurred losses since inception resulting in an accumulated deficit of $70,853 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------
              Basis of Presentation
              ---------------------
              The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in US dollars. The Company's fiscal year end is June 30.

              Mineral Property Costs
              ----------------------
              The Company has been in the exploration stage since its inception on February 23, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "Whether Mineral Rights Are Tangible or Intangible Assets". The Company assesses the carrying costs for impairment under SFAS 144, "Accounting for Impairment or Disposal of Long Lived Assets" at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Colossus Ventures Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
Years Ended June 30, 2006 and 2005
(Expressed in US Dollars)

Note 2        Summary of Significant Accounting Policies - (continued)
              ------------------------------------------

              Use of Estimates
              -----------------
              The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

              Foreign Currency Translation
              ----------------------------
              The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 "Foreign Currency Translation", using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

              Financial Instruments
              ---------------------
              The fair values of cash, accounts payable and accrued liabilities approximate their carrying values because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

              Income Taxes
              ------------
              Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

              Basic and Diluted Net Income (Loss) Per Share
              ---------------------------------------------
              The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Colossus Ventures Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
Years Ended June 30, 2006 and 2005
(Expressed in US Dollars)

Note 2        Summary of Significant Accounting Policies - (continued)
              ------------------------------------------

              Comprehensive Loss
              ------------------
              SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30, 2006 and 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

              Cash and Cash Equivalents
              -------------------------
              The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

              Concentration of Credit Risk
              ----------------------------
              Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash was deposited with a high quality credit institution.

              Recent Accounting Pronouncements
              --------------------------------
              In June 2006, the FASB issued FASB Interpretation Number 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109." This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB
              Statement No. 109, "Accounting for Income Taxes." This Interpretation is effective for fiscal years beginning after December 15, 2006. This standard is not expected to have a material effect on the Company's results of operations or financial position.

              In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This standard is not expected to have a material effect on the Company's results of operations or financial position.

Colossus Ventures Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
Years Ended June 30, 2006 and 2005
(Expressed in US Dollars)

Note 2        Summary of Significant Accounting Policies (continued)
              ------------------------------------------

              Recent Accounting Pronouncements (continued)
              --------------------------------

              In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a material effect on the Company's results of operations or financial statement.

Note 3        Mineral Properties
              ------------------
              Pursuant to a Mineral Property Option Agreement (the "Agreement") dated May 24, 2004, the Company was granted the right to acquire a 50% undivided right, title and interest in and to the Lem 2 mineral claim (the "Claim"), located in the Kamloops Mining Division, province of British Columbia, Canada. To keep the Agreement in good standing the Company must:

              (i) incur,  or cause to be incurred,  exploration  and development work on the Claim totalling at least $30,460 (Cdn$34,000) by December 31, 2005 extended to December 31, 2007 as per the terms of the December 29, 2005 and June 19, 2006 amendments to the Agreement; and

              (ii)pay, or cause to be paid,  to the  property  owner,  or on the property owner behalf, all Claim payments and assessment work required to keep the Claim and this option in good standing during the term of this Agreement.


Note 4        Common Stock
              ------------
              a) On April 12, 2004, the Company issued 2,500,000 shares at $0.001 per share for total proceeds of $2,500.
              b) On May 4, 2004, the Company issued 2,500,000 shares at $0.001 per share for total proceeds of $2,500.
              c) On May 19, 2004, the Company issued 2,500,000 shares at $0.01 per share for total proceeds of $25,000.
              d) On May 27, 2004, the Company issued 50,000 shares at $0.10 per share for total proceeds of $5,000.

Note 5        Related Party Transactions

              a) The mineral property referred to in Note 3 was granted by Zeo-Tech Enviro Corp. ("Zeo-Tech"). Both of the Company's directors are also directors of Zeo-Tech. During the year ended June 30, 2006 the Company paid $1,600 (2005: $1,460) to
                  Zeo-Tech for mineral exploration costs.

              b) The President provides management services and office premises to the Company. The services are valued at $750 per month and the office premises are valued at $250 per month. During the year ended June 30, 2006, donated services of $9,000 (2005 - $9,000) donated rent expense of $3,000 (2005 - $3,000) were charged to operations.


Note 6        Income Taxes

              Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. As at June 30, 2006 the Company has incurred net operating losses of approximately $42,500 which commence expiring in 2024. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. For the periods ended June 30, 2006 and 2005, the valuation allowance established against the deferred tax assets increased by $3,000 and $1,750 respectively.

              The components of the net deferred tax asset at June 30, 2006, and 2005 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

                                               2006                 2005
                                                $                     $

Net Operating Losses Carried Forward        42,500               34,000

Statutory Tax Rate                             35%                  35%

Effective Tax Rate                               -                    -

Deferred Tax Asset                          14,900               11,900

Valuation Allowance                        (14,900)             (11,900)
-----------------------------------------------------------------------------

Net Deferred Tax Asset                           -                    -
----------------------------------------------------------------------------

                Changes In And Disagreements With Accountants on
                       Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.


Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1) such indemnification is expressly required to be made by law;

         (2)     the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

Securities and Exchange Commission registration fee         $     32.31
Transfer Agent Fees                                         $  1,000.00
Accounting fees and expenses                                $  7,000.00
Legal fees and expenses                                     $  5,000.00
Edgar filing fees                                           $  1,500.00

                                                            -----------
Total                                                       $ 14,032.31
                                                            ===========


All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share to a total of two purchasers on May 4, 2004. The total amount received from this offering was $5,000. As part of this offering, we issued 2,500,000 shares of our common stock to Mr. Edward Skoda on April 12, 2004 and 2,500,000 shares to Mr. Ray Paquette on May 4, 2004. Mr. Paquette is our president, chief executive officer, secretary, treasurer and a director. Mr. Skoda was, until May 10, 2006, our secretary, treasurer and a director.

These shares were issued pursuant to Regulation S of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 2,500,000 shares of our common stock at a price of $0.01 per share to a total of 25 purchasers on May 19, 2004. The total amount received from this offering was $25,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

          Name of Shareholder              Number of Shares
          -----------------------          ----------------

          Terry Jordan                     100,000
          Michael Trivisano                100,000
          George Topouzis                  100,000
          Bing Kee Yik                     100,000
          Peter Pingitore                  100,000
          Maria Tsagkaris                  100,000
          Spiros Camouzis                  100,000
          Lorena Zanotto                   100,000
          Ken Yada                         100,000
          Panteus Tiliakos                 100,000
          Michael Sweeney                  100,000
          Joe Di Palma                     100,000
          Kaliope Machado                  100,000
          Edward Ponack                    100,000
          Valerie LaFrance                 100,000
          Leo Redavid                      100,000
          Sonia I. Birkland                100,000
          Peter Paraskevopoulos            100,000
          Rena Cloe Nikolaides             100,000
          Susan Blangy                     100,000
          George Katsikeros                100,000
          Armando Andreoli                 100,000
          Izene Sgouraditis                100,000
          Greg Vassallo                    100,000
          Avi Houta                        100,000

We completed an offering of 50,000 shares of our common stock at a price of $0.10 per share to a total of five purchasers on April 19, 2004. The total amount received from this offering was $5,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

           Name of Shareholder               Number of Shares
           -------------------               ----------------

           Bonita G. Palmer                  10,000
           Erol Irfan                        10,000
           Anthony Ricci                     10,000
           Debbie Harvey                     10,000
           Elizbeth Tsagaris                 10,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                                    Exhibits
Exhibit

Number    Description

  3.1*    Articles of Incorporation
  3.2*    Bylaws
  5.1*    Legal opinion of Joseph I. Emas, with consent to use
 10.1*    Mineral Property Option Agreement dated May 24, 2004
 23.1     Consent of Manning Elliott LLP, Chartered Accountants

* filed as an exhibit to our registration statement on Form SB-2 dated November 12, 2004

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                          Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on November 14, 2006.

                                       Colossus Ventures Inc.

                                       By:/s/ Ray Paquette
                                       ------------------------------
                                       Ray Paquette
                                       President, Chief Executive Officer,
                                       Principal financial officer, principal
                                       accounting officer, Secretary, Treasurer
                                       and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


SIGNATURE               CAPACITY IN WHICH SIGNED             DATE


/s/ Ray Paquette        President, Chief Executive           November 14, 2006
----------------------- Officer,Secretary, Treasurer
Ray Paquette            principal financial officer,
                        principal accounting officer
                        and Director